Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-41037 and 333-49426) of Lightning Rod Software, Inc. of our report dated March 2, 2001 relating to the financial statements which appear in this Form 10-KSB.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

June 11, 2002